EXHIBIT 99.1

                                                                     SCHEDULE A

                      Executive Officers and Directors (*)
                                       of
                              Roche Holdings, Inc.

     The names of the Directors and the names and titles of the Executive Officers of Roche Holdings, Inc. and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen.

Name, Business Address                      Present Principal Occupation
----------------------                      ----------------------------
* Dr. h.c. Fritz Gerber.....................Chairman of the Board and President
(President)

* Dr. Dr. h.c. Henri B. Meier...............Chief Financial Officer
(Vice President Finance and Treasurer)

Marcel Kohler...............................(Vice President Controller and
(Vice President, Controller and Secretary) Secretary of Roche Holdings, Inc.) One Commerce Center, Suite 1050
Wilmington, DE 19801


                               (Page 6 of 9 Pages)
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                                                                     SCHEDULE B

                      Executive Officers and Directors (*)
                                       of
                               Roche Finance Ltd

     The names of the Directors and the names and titles of the Executive Officers of Roche Finance Ltd and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd, which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen.

Name, Business Address                Present Principal Occupation
----------------------                ----------------------------
*Dr. h.c. Fritz Gerber................Chairman of the Board and President
(President)
* Dr. Franz B. Humer..................Chief Executive Officer
* Dr. Dr. h.c. Henri B. Meier.........Chief Financial Officer


                               (Page 7 of 9 Pages)

                                                                     SCHEDULE C

                      Executive Officers and Directors
                                       of
                               Roche Holding Ltd

     The names of the Directors and the names and titles of the Executive Officers of Roche Holding Ltd and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Roche Holding Ltd, which is Grenzacherstrasse 124, 4002 Basel, Switzerland. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Roche Holding Ltd and each individual is a Swiss citizen, except that Mr. Brabeck-Letmathe is an Austrian citizen, Mr. von Prondzynski is a German citizen and Mr. Burns and Professor Knowles are citizens of the United Kingdom.

Board of Directors    Dr. h.c. Fritz Gerber             Chairman

                      Dr. Andres F. Leuenberger         Vice-Chairman

                      Dr. Rolf Hanggi                   Vice-Chairman

                      Dr. Franz B. Humer                Delegate

                      Mr. Peter Brabeck-Letmathe        Chief Executive Officer
                      Nestle SA                         of Nestle
                      Avenue Nestle, CH-1800 Verey

                      Mr. Andre Hoffmann                Businessman
                      La Massellaz
                      CH-1126 Vaux sus Morges

                      Professor Kurt Jenny              Attorney-at-law
                      Aeschengraben 18
                      P.O. Box 3309
                      CH-4002 Basel

                      Dr. Dr. h.c. Henri B. Meier       Chief Financial Officer
                                                        of Roche Holding Ltd.

                      Dr. Andreas Oeri                  Surgeon
                      Praxisgemeinschaft Clarahof
                      Clarahofweg 19a
                      CH-4005 Basel

                      Professor Charles Weissmann       University professor
                      Neurogenetics Unit
                      Imperial College School of
                      Medicine at St. Mary's Hospital
                      Norfolk Place
                      London W1H 1TJ
                      Great Britain

                      Dr. Gottlieb A. Keller            Secretary to the Board
                                                        of Directors


                               (Page 8 of 9 Pages)

Executive Committee   Dr. Franz B. Humer                Chairman, Head of
                                                        Pharmaceuticals Division

                      Dr. Dr. h.c. Henri B. Meier       Finance

                      Mr. Heino von Prondzynski         Diagnostics Division

                      Dr. Markus Altwegg                Vitamins and Fine
                                                        Chemicals Division

                      Mr. William M. Burns              Pharma International
                                                        Operations

                      Professor Jonathan Knowles        Global Pharmaceutical
                                                        Research

                      Dr. Daniel Villiger               Corporate Services


                      Mr. Pierre Jaccoud                Secretary to the
                                                        Executive Committee


                               (Page 9 of 9 Pages)